UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2015, Solar3D, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware in order to effect a 1-for-26 reverse split of the Company’s common stock (the “Reverse Stock Split”);

The above description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of such Amendment, which is attached hereto as Exhibit 3.1.

Item 8.01             Other Events.

The Reverse Stock Split was announced by Financial Industry Regulatory Authority (“FINRA”) on February 24, 2015 and became effective on February 25, 2015.  This action followed approval by the holders of the majority of the Company’s voting capital as of January 14, 2015, which approval granted authority to the Company’s Board of Directors to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock at a ratio of not less than one for fifteen and not more than one for forty, in the sole discretion of the Company’s Board of Directors.

On February 24, 2015, each 26 shares of the Company’s issued and outstanding common stock was combined into one share of common stock. The Company is not issuing fractional shares in connection with the Reverse Stock Split and will round fractional shares up to the next whole share.

On February 25, 2015, to indicate the reverse stock split, a “D” was appended to the Company’s trading symbol and for a period of 20 business days the Company’s common stock will trade under the symbol “SLTDD.”  After the 20 business days, the Company’s trading symbol will revert to “SLTD.”

Additional information about the Reverse Stock Split is available in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on January 26, 2015.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to Solar3D, Inc.’s Certificate of Incorporation filed February 24, 2015
99.1	Solar3D, Inc. Press Release dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLAR3D, INC.

Date: February 26, 2015	By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer